Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF “LINCOLN ROYALTIES INCOME FUND, LP”, FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF SEPTEMBER, A. D. 2024, AT 10:43 O’CLOCK A.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

5085750 8100 SR# 20243678671	Authentication: 204390736 Date: 09-13-24

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE

CERTIFICATE OF LIMITED PARTNERSHIP

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Limited Partnership Act, 6 Del. C. Section 17-217, et seq., does hereby certify as follows:

FIRST: The name of the limited partnership formed hereby is Lincoln Royalties Income Fund, LP (“Company”).

SECOND: The name and address of the Company’s Registered Agent and Registered Office in the State of Delaware are (meeting the requirements of Section 3807 of the Act):

Corporation Service Company

251 Little Falls Drive

Wilmington, DE 19808

THIRD: The name and mailing address of the general partner is as follows:

Lincoln Financial Investments Corporation

150 North Radnor-Chester Road

Radnor, PA 19807

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the 13th day of September, 2024.

By:	/s/ Ronald A. Holinsky
Ronald A. Holinsky, Esq.
Senior Vice President, Chief
Legal Officer & Secretary,
Lincoln Financial
Investments Corporation, and not individually

150 N. Radnor-Chester Road
Radnor, PA 19087

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:43 AM 09/13/2024
FILED 10:43 AM 09/13/2024
SR 20243678671 - File Number 5085750